 Exhibit 10.02

Note Purchase Agreement

This Note Purchase Agreement (the "Agreement") is made as of this 13th  day of December, 2005 among JRPM Investments, Ltd., a Texas limited partnership ("JRPM"), Bluebonnet Investments, Ltd., a Texas limited partnership ("BIL" and, collectively with JRPM, the "Purchasers" and each a "Purchaser"), and First Financial Corporation, a Texas corporation ("Issuer").

Introduction

Whereas, Issuer desires to obtain funding so that it may increase the working capital of itself and its subsidiary, First Preference Mortgage Corp. ("FPMC") and Purchasers desire to make that funding available to Issuer and FPMC upon the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchasers and Issuer hereby agree as follows:

Article I
Definitions

1.01          Definitions.  In addition to the terms defined elsewhere herein, when used herein, the following capitalized terms have the meanings indicated:

"Act of Bankruptcy" means the occurrence of any of the following with respect to Issuer: (a) an assignment for the benefit of its creditors; (b) an admission in writing of its inability to pay its debts as they become due; (c) filing of a voluntary petition in bankruptcy; (d) an adjudication of bankruptcy or insolvency; (e) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances; (f) filing any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against Issuer; (g) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver or liquidator of Issuer; (h) sixty (60) calendar days elapse after the commencement of an action against Issuer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action being dismissed or without all orders or proceedings thereunder affecting the operations or the business of Issuer being stayed, or if a stay of any such order or proceedings is thereafter set aside and the action setting it aside is not timely appealed; or (i) sixty (60) calendar days elapse after the appointment, without the consent or acquiescence of Issuer, of any trustee, receiver or liquidator of Issuer or of all or any substantial part of the assets and properties of Issuer without such appointment being vacated.

"Act of Dissolution" means the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of Issuer.

"Book Value" or "Book Value per Share" means the consolidated total stockholder's equity of the Issuer divided by the number of Shares of the Issuer outstanding, as shown in the Issuer's most recent balance sheet included in the Issuer's most recent annual report on Form 10-KSB or quarterly report on Form 10-QSB, on file with the SEC or, if the Issuer is no longer required to file such reports, the most recent annual or quarterly balance sheet of the Issuer, which balance sheet shall be prepared by the Issuer in accordance with generally accepted accounting principles, consistently applied.

"Business Day" means any day other than a Saturday, Sunday or a day on which banks in Waco, Texas are authorized or required by law to close.

"Common Stock" means the Issuer's common capital stock, no par value per share.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Holder" means JRPM or BIL and any person to whom a Note is transferred in accordance with the terms of such Note and this Agreement.

"Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof among the Issuer and each Holder from time to time party thereto.

"Issuer Constituent Documents" means Issuer's articles or certificate of incorporation, by-laws and all amendments and supplements thereto, together with good standing certificates from each jurisdiction in which Issuer is required to maintain good standing issued by the Secretary of State of such jurisdiction no earlier than thirty (30) calendar days prior to the date hereof.

"Note" means any of Note 1, Note 2 or Note 3, and any other promissory note issued in replacement of a Note.

"Note 1" means that certain promissory note, dated the date of this Agreement, in the initial principal amount of $350,000, made by the Issuer in favor of BIL.

"Note 2" means that certain convertible promissory note, dated the date of this Agreement, in the initial principal amount of $350,000, made by the Issuer in favor of JRPM and any note issued on (i) partial conversion of such Note in accordance with Section 3.02(c) or (ii) assignment thereof in accordance with Section 2.04.

"Note 3" means that certain convertible promissory note, dated the date of this Agreement, in the initial principal amount of $500,000, made by the Issuer in favor of JRPM and any note issued on (i) partial conversion of such Note in accordance with Section 3.02(c) or (ii) assignment thereof in accordance with Section 2.04.

"Note Register" means the record maintained by the Issuer detailing the current Holder of each Note.

"Notes" means Note 1, Note 2 and Note 3, collectively.

"Obligations" means, collectively, all of Issuer's indebtedness, liabilities and obligations arising under this Agreement and the Notes and any renewals, modifications and extensions thereof, including, but not limited to, the principal, interest, late charges and other sums due and owing under the Notes.

"Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"Pledge Agreement" means, collectively, the Pledge Agreements dated the date hereof in favor of JRPM by Issuer and by FPMC, respectively.

"Purchase Price" has the meaning provided for in Section 4.01.

"Record Date" has the meaning provided for in Section 3.04(d).

"Related Documents" means the Notes, the Pledge Agreement, the Intercreditor Agreement, the deeds of trust dated the date of this Agreement pursuant to which the Notes are secured, and all other documents delivered pursuant to this Agreement by Issuer or by FPMC.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Shares" means shares of the Issuer's common capital stock.

Article II
Purchase of Notes

2.01          Purchase of Note 1.  BIL hereby purchases Note 1 from Issuer, and Issuer acknowledges such purchase and receipt from BIL of cash in the principal amount of $350,000.

2.02          Purchase of Note 2.  JRPM hereby purchases Note 2 from Issuer, and Issuer acknowledges such purchase and receipt from JRPM of cash in the principal amount of $350,000.

2.03          Purchase of Note 3.  JRPM hereby purchases Note 3 from Issuer, and Issuer acknowledges such purchase and receipt from JRPM of cash in the principal amount of $500,000.

2.04          Assignment.  The Notes shall not be assignable, except that JRPM may assign Note 2 and Note 3, or any portion thereof, provided such assignment complies with the requirements set forth in Sections 7.04 and 7.05 hereof.  Such assignment shall be effective upon the completion of (a) the delivery of the original Note to be assigned in whole or in part to the Issuer, (b) the payment by assignee to assignor of the face amount of the new Note to be issued to assignee, (c) the execution and delivery of new Notes to each assignee and the assignor, as the case may be, with face amounts corresponding to the principle, interest and other amounts owed to each such Holder after giving effect to such assignments and (d) the execution and delivery of an amendment to the Intercreditor Agreement to make such assignee a party thereto.  Upon any such permitted assignment, the Issuer shall record the name of the new Holder in the Note Register.

2.05          Prepayment Only Upon Notice.  Each Note may be prepaid, but only as provided for therein; provided, however, that neither Note 2 nor Note 3 may be prepaid unless notice of such prepayment has been given by the Issuer to the Holder of the Note proposed to be prepaid at least 15 Business Days before the proposed prepayment.  Any prepayment of Note 2 or Note 3 will be subject to the Holder's prior exercise of the Holder's conversion right in accordance with Article III hereof on any day prior to such prepayment.

2.06          Surrender of Notes.  The Issuer may, after payment of all principal, interest and other amounts owed under any Note, require the surrender of such Note to the Issuer in a reasonable period after payment in full.

Article III
Conversion of Notes

3.01          Conversion Right and Conversion Price.

(a)                Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, Note 2 and Note 3 or any portion of the unpaid principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and non-assessable shares of Common Stock, at the Conversion Price in effect at the time of conversion, determined as hereinafter provided.  With respect to either such Note, such conversion right shall expire upon the first to occur of (i) the repayment thereof in full or (ii) 5:00 pm, Waco, Texas time, on the maturity date of such Note; provided however, that if the Issuer does not have sufficient shares of Common Stock to accommodate the conversion of the Notes and if JRPM has given to the Issuer a Request to Call Meeting, as provided in Section 5.01(b), such date shall be extended until the tenth Business Day after the date that the Issuer has sufficient shares of Common Stock to accommodate the conversion of the Notes.

(b)               The price at which each Share of Common Stock shall be delivered upon each conversion (the "Conversion Price") shall initially be (i) equal to the greater of $2.50 per Share and the Book Value per Share in the case of any conversion of Note 2, with Book Value being determined as of the date of such conversion and (ii) the number of dollars that is equal to the quotient obtained by dividing 500,000 by 326,472 per Share in the case of any conversion of Note 3. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b) and (c) of Section 3.04 hereof.

3.02          Exercise of Conversion Right.

(a)                To exercise the conversion right, the Holder of any Note to be converted shall, on a Business Day, surrender such Note duly endorsed or assigned to the Issuer or in blank, at the Issuer's principal office in Waco, Texas, accompanied by a duly signed conversion notice substantially in the form attached as Exhibit B hereto stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

(b)               Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders, to the extent of the converted principal thereof, shall cease and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date of any Note, the Issuer shall cause to be issued and delivered to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 3.03 hereof and payment of any interest and other amounts owed on the converted portion of the Note that was accrued and unpaid on the date of conversion.

(c)                In the case of any Note which is converted in part only, upon such conversion the Issuer and the Holders shall execute, at the expense of the Issuer, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal owed under such Notes.

3.03          No Fractional Shares.   No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the Conversion Price applicable to the conversion.

3.04          Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustments, calculated by the Issuer, from time to time as set forth below; provided, that no such adjustment shall be made as a result of any event provided for below if the Conversion Price shall have been appropriately adjusted by virtue of a change in Book Value resulting from such event.

(a)                In case Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i)                  the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination, and

(ii)                the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date.  If any dividend or distribution of the type described in this Section 3.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b)               In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)                If the Issuer shall issue shares of Common Stock or rights to acquire or instruments convertible into shares of Common Stock, in any case at a price below the Conversion Price at the close of business at the last Business Day immediately preceding such issuance, the Conversion Price shall be adjusted so that it shall equal the Conversion Price in effect at the close of business on such Business Day multiplied by a fraction (i) the numerator which is the number of shares of Common Stock outstanding at the close of business on such Business Day plus the number of shares which the aggregate price of which such shares were sold by the Issuer or the aggregate price of which such rights or interests are exercisable or convertible into shares with Common Stock would purchase at the current Conversion Price and (ii) the nominator of which is the number of shares of Common Stock outstanding of the close of business on such Business Day plus the total number of shares of Common Stock so issued were issuable pursuant to such rights or instruments.

(d)               For purposes of this Section 3.04, "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors of Issuer or by statute, contract or otherwise).

(e)                All calculations under this Article III shall be made by Issuer and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock.

(f)                 In any case in which this Section 3.04 provides that an adjustment shall become effective immediately after a Record Date for an event, Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 3.03 hereof.

(g)                For purposes of this Section 3.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Issuer.  Issuer will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Issuer.

3.05          Notice of Adjustments of Conversion Price.  Whenever the Conversion Price is adjusted as herein provided, Issuer shall promptly mail to each Holder at the address of such Holder as it appears in the Note Register, an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

3.06          Cancellation of Converted Notes.  All Notes delivered for conversion or for assignment shall be canceled by the Issuer.

3.07          Effect of Reclassification, Consolidation, Merger or Sale.

(a)                If any of following events occur, namely:

(i)                  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii)                any merger, consolidation, statutory share exchange or combination of Issuer with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

(iii)               any sale or conveyance of all or substantially all the properties and assets of Issuer to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,

Issuer or the successor or purchasing corporation, as the case may be, shall execute with the Holders a supplemental agreement providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 3.07 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the board of directors of Issuer shall reasonably consider necessary by reason of the foregoing.

(b)               The Issuer shall cause notice of the execution of such supplemental agreement to be mailed to each Holder, at the address of such Holder as it appears on the Note Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                The above provisions of this Section 3.07 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

(d)              If this Section 3.07 applies to any event or occurrence, Section 3.04 hereof shall not apply.

Article IV
Option to Purchase Shares

4.01          Right to Purchase Shares.  Issuer does hereby grant to JRPM, upon the terms and conditions set forth herein, the right to acquire from the Issuer in whole or in part, from time to time, up to that number of fully paid and non-assessable shares of its Common Stock equal to $350,000 divided by the Purchase Price (the "Option").  The "Purchase Price" shall be equal to the greater of $5.00 per share and the Book Value per share, and shall be adjusted as the Conversion Price is adjusted, in accordance with the provisions of Section 3.04.  Such Option is exercisable immediately and shall continue to be exercisable through and until December 31, 2006; provided, however, that if the Issuer does not have sufficient shares of Common Stock to accommodate the exercise of the Option and if JRPM has given to the Issuer a Request to Call Meeting, as provided in Section 5.01(b), such date shall be extended until the tenth Business Day after the date that the Issuer has sufficient shares of Common Stock to accommodate JRPM's exercise of the Option. The Option shall be exercised, in each case, by the delivery to Issuer of a Notice of Exercise in the form attached hereto as Exhibit A.

4.02          Delivery of Shares.  Certificates for Shares purchased pursuant to the Option shall be delivered to JRPM promptly after the date on which the Option shall have been exercised in accordance with the terms hereof.  Such Shares so issued shall be and shall for all purposes be deemed to have been issued to JRPM as the record owner of such Shares as of the close of business on the date on which the Option shall have been exercised in accordance with the terms hereof.

Article V
Affirmative Covenants

5.01          Reservation of Common Stock; Increase in Authorized Shares.

(a)                Subject to Section 5.01(b), Issuer shall at all times be obligated to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Note 2 and Note 3 and the exercise of the Option, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of such Notes outstanding and upon exercise of the Option.

(b)               It is recognized that the Issuer's authorized but unissued shares of Common Stock are insufficient to effect the conversion in full of the Notes and the exercise of the Option.  The Issuer agrees, as soon as practicable after receipt of JRPM's request (the "Request to Call Meeting"), to call a meeting of its shareholders for the purpose of consideration and action by the shareholders with respect to a proposal to amend the Issuer's articles of incorporation to increase the number of its authorized shares of Common Stock to at least the maximum number of such shares required to effect such conversion and exercise, including any increases in such number that the Issuer's board of directors reasonably anticipates would be required for the Issuer's business, including any increases resulting from adjustments to the Conversion Price and Purchase Price that the board of directors can reasonably foresee, if any.

5.02          Security Interest.  Issuer shall grant and maintain a lien or security interest in favor of each of JRPM and BIL to secure the Obligations in and to the Issuer's ownership of First Advisory Services, Inc., First Preference Mortgage Corp., Shelter Resources, Inc. and First Preference Properties, Inc. and in and to any and all real property serving as collateral securing such Obligations pursuant to the Related Documents.

5.03          Real Estate Transfers.  Issuer has caused or shall cause First Preference Mortgage Corp. to transfer to First Preference Properties, Inc. the following properties:

(a)                Asset # 61101: 901 Columbus Ave., Farm Lot 17, Block D, Lots 1, 2 & 3.

(b)               Asset # 61102: 325 N. 9th St., Farm Lot 43, Block 43, Lots 6, 7, 8 A10.

5.04          Notice Prior to Certain Actions.

(a)                Issuer shall provide notice to all Holders, at least 20 days (or 10 days in any case specified in clause (i) or (ii) below) prior to the applicable record or effective date hereinafter specified, if any of the following events occur after the date of this Agreement:

(i)                  Issuer shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(ii)                Issuer shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(iii)               there shall occur any reclassification of the Common Stock of Issuer (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which Issuer is a party and for which approval of any shareholders of Issuer is required, or the sale, transfer or conveyance of all or substantially all of the assets of Issuer; or

(iv)              there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Issuer.

(b)               The notice referred to in Section 5.04(a) shall state:

(i)                  the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(ii)                the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

(c)                Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (i) through (iv) of Section 5.04(a).

Article VI
Representations and Warranties of Issuer

Issuer represents and warrants to the Purchasers the following:

6.01          Organization and Power.  The Issuer is a corporation duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business in each additional jurisdiction in which it is required to be qualified.  Issuer has all requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and to deliver, execute and perform its obligations under this Agreement and the Related Documents.

6.02          Authority; No Conflict.  The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated thereby and compliance by the Issuer with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any Issuer Constituent Document or any material agreement to which Issuer or any of its subsidiaries is a party.

6.03          Binding Effect.  This Agreement has been duly executed and delivered by the Issuer and constitutes, and the Notes when issued, executed and delivered by the Issuer, will constitute, the legal, valid and binding obligations, enforceable against the Issuer in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

6.04          Consents.  No consent, approval or authorization of or declaration, registration or filing within any governmental authority or any non‑governmental Person (including any creditor or shareholder of the Issuer): (a) is required in connection with (i) the execution and delivery of this Agreement and the Related Documents to which the Issuer is a party or (ii) the performance by the Issuer of its obligations hereunder or thereunder, or (b) is a condition to the legality, validity or enforceability of this Agreement or any such Related Documents.

6.05          Common Stock.  The Issuer hereby represents and warrants that all Shares that may be issued upon the conversion of the Notes and the exercise of the Option will, upon such conversion or exercise be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges in respect thereof (other than taxes, liens or charges created by or imposed upon JRPM as the holder of the Option).

Article VII
Representations and Warranties of Purchasers

Each Purchaser represents and warrants to the Issuer the following:

7.01          No Distribution.  Such Purchaser is acquiring the Notes being purchased by it for  its own account, for the account of no other Person and not with a view to, or for sale or other disposition in connection with, any distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within its control.

7.02          Sophistication; Financial Strength.  Such Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of the SEC under the Securities Act) having or having a general partner that has or having partners with trustees that have such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder.  Such Purchaser has sufficient financial strength to hold the Notes as an investment and to bear fully the economic risks of such investment.

7.03          Brokers.  Such Purchaser has not engaged any broker or finder who is entitled to any fee or commission from the Issuer in connection with this Agreement or the other transactions contemplated hereby.

7.04          Purchaser Acknowledgements.  Such Purchaser hereby acknowledges that:

(a)                the Notes, the Option and the Common Stock issuable upon conversion of such Notes and exercise of the Option are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances;

(b)               it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

(c)                the Issuer is under no obligation to cause any exemptions provided by Rule 144 to be available with respect to transfer of the Notes or such Common Stock or to register any of the Notes or the Common Stock issuable upon conversion of the Notes and exercise of the Option under the Securities Act or the securities laws of any jurisdiction.

7.05          Further Limitations on Transfer.  Without in any way limiting the representations set forth above, such Purchaser acknowledges the restrictions on transfer or assignment of the Notes set forth in this Agreement and agrees not to transfer or assign all or any portions of the Notes until:

(a)                there is then in effect a registration statement under the Securities Act covering such proposed transfer and such transfer or assignment is made in accordance with such registration statement; or

(b)               such Purchaser shall have notified the Issuer of the proposed transfer or assignment and shall have furnished the Issuer with a (i) statement of the circumstances surrounding the proposed transfer or assignment, and (ii) such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that such transfer or assignment is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and otherwise in compliance with this Agreement.

7.06          Organization and Power.  Such Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business in each additional jurisdiction in which it is required to be qualified.  Such Purchaser has all requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and to deliver, execute and perform its obligations under this Agreement and the Related Documents.

7.07          Authority; No Conflict.  The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated thereby and compliance by the Purchaser with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any organizational document of the Purchaser or any material agreement to which the Purchaser or any of its subsidiaries is a party.

7.08          Binding Effect.  This Agreement has been duly executed and delivered by the Purchaser and constitutes, and the Notes when issued, executed and delivered to the Purchaser, will constitute, the legal, valid and binding obligations, enforceable against the Purchaser in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

7.09          Consents.  Except for filings that may be required by the Exchange Act, no consent, approval or authorization of or declaration, registration or filing within any governmental authority or any non-governmental Person (including any creditor or partner of such Purchaser): (a) is required in connection with (i) the execution and delivery of this Agreement and the Related Documents to which the Purchaser is a party or (ii) the performance by the Purchaser of its obligations hereunder or thereunder, or (b) is a condition to the legality, validity or enforceability of this Agreement or any such Related Documents.

Article VIII
Default Provisions

The occurrence of any of the following events (each, an "Event of Default") constitutes an immediate breach of, and default under, this Agreement entitling Purchasers to exercise all of the rights and remedies specified in this Agreement, in the Notes and under all applicable laws:

8.01          Monetary Defaults.  Any payment of principal, interest or other charge under a Note is not received by the applicable Purchaser within ten Business Days of the due date thereof, or any other Obligation is not fully paid and discharged within ten Business Days of the due date thereof.

8.02          Breaches.  Issuer fails to comply with its affirmative or negative covenants, agreements or undertakings in this Agreement or a Note and such failure continues for a period of ten Business Days from the date of the delivery of written notice thereof from a Purchaser.

8.03          Misrepresentation.  Any representation or warranty made by Issuer in this Agreement is materially untrue when made.

8.04          Act of Bankruptcy or Dissolution.  Any Act of Bankruptcy or Act of Dissolution occurs with respect to Issuer.

8.05          Cross-Defaults.  Any default is declared (after giving effect to any applicable notice and/or grace periods) under any material loan, lease, debt or obligation of Issuer (other than the Obligations), any event occurs that, with the passage of time or the delivery of notice or both, would be a default under any such agreement.

8.06          Judgments.  Any judgment or judgments obtained against Issuer which, individually or in the aggregate, exceeds $100,000 remains unpaid for over twenty Business Days without Issuer obtaining a stay of execution, release, discharge or appropriate surety bond.

Article IX
Certain Remedies

9.01          Acceleration.  Following the occurrence of an Event of Default, the Purchasers may, at their option, accelerate the maturity of the Notes and all other Obligations and demand immediate payment in full of all amounts payable under the Notes and all of the Obligations.

9.02          Costs.  Following an acceleration in accordance with Section 9.01, Issuer shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after each Note becomes due at its maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which Purchasers may deem necessary or proper in connection with the collection of any of the Obligations.

9.03          Remedies Non-Exclusive.  None of Purchasers' rights, remedies, privileges or powers expressly provided for herein are exclusive, but each of them is cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in Purchasers' favor, whether pursuant to the Notes, at law or in equity, by statute or otherwise.

Article X
Miscellaneous

10.01      Non-Waiver.  No course of dealing between Purchasers and any other party hereto or any failure or delay on the part of Purchasers in exercising any rights or remedies under this Agreement or the Notes operates as a waiver of any rights or remedies of Purchasers under this Agreement, the Notes or any other agreement.  No single or partial exercise of any rights or remedies hereunder operates as a waiver or precludes the exercise of any other rights or remedies hereunder.

10.02      Notices.  All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and given to the parties at the address listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

If to BIL:	If to JRPM:	If to Issuer:

Bluebonnet Investments, Ltd.	JRPM Investments, Ltd.	First Financial Corporation
800 Washington Avenue Waco, TX 76701	800 Washington Avenue Waco, TX 76701	2121 Lake James Drive Waco, TX 76710
Attn: David W. Mann	Attn: David W. Mann	Attn: Walter J. Rusek

With a copy to:	With a copy to:	With a copy to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.	Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.	Haley & Olson, P.C. North Valley Mills Drive Suite 600
201 St. Charles Ave., 51st Fl.	201 St. Charles Ave., 51st Fl	Waco, TX 76710
New Orleans, LA 70170-5100	New Orleans, LA 70170-5100	Attn: Herbert S. Bristow
Attn: Carl C. Hanemann	Attn: Carl C. Hanemann

All such notices shall be deemed effective (x) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (y) three days after being deposited in the United States mail, first class, postage prepaid, or (z) one day after being delivered to a reputable overnight delivery service.

10.03      Entire Agreement; Integration Clause.  This Agreement and the Related Documents set forth the entire agreements and understandings of the parties hereto with respect to this transaction, and any prior agreements are hereby merged herein and terminated.

10.04      No Oral Modification or Waivers.  The terms of this Agreement may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

10.05      Governing Law.  The laws of the State of Texas (other than its conflicts of law principles) govern this Agreement and the Notes.

10.06      Headings.  The headings of the paragraphs and sub-paragraphs of this Agreement and the Notes are inserted for convenience only and do not constitute a part of this Agreement and the Notes.

10.07      Severability.  To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and in full force and effect.

10.08      Counterparts.  This Agreement may be executed in counterparts.  The signature of, or on behalf of, each party does not need to appear on each counterpart, so long as it appears on one or more of the counterparts.  All counterparts shall collectively constitute one original document.

10.09      No Personal Liability.  Neither the officers, directors or shareholders of Issuer, nor any person executing the Notes on behalf of Issuer, shall be liable personally or be subject to any personal liability or accountability with respect to the Obligations by reason of issuance of the Notes.

10.10      Assignment.  Purchaser may assign its interest under this Agreement and each Note, in whole or in part, only as set forth herein.  Issuer may not assign this Agreement or any of the Notes, and any attempted assignment shall be void.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

ISSUER:

First Financial Corporation

By:  /s/ Walter J. Rusek
                 Name: Walter J. Rusek, Director

PURCHASERS:

JRPM Investments, Ltd.

By:    /s/ David W. Mann
              David W. Mann, General Partner

                                 and

By: RAM Investors, Inc., General Partner

By:    /s/ David W. Mann
              David W. Mann, President

Bluebonnet Investments, Ltd.

By: Bluebonnet Enterprises, Inc., its General Partner

By:    /s/ David W. Mann
              David W. Mann, President

EXHIBIT A

NOTICE OF EXERCISE
(To be signed only upon exercise of the Option)

TO:      First Financial Corporation

JRPM Investments, Ltd. hereby irrevocably elects to exercise the Option granted pursuant to that certain Note Purchase Agreement dated ________________, 2005, and to purchase thereunder, ________ shares of Common Stock of First Financial Corporation, and herewith makes payment of $_____________ therefor, and requests that such shares be issued in the name of, and delivered to JRPM Investments, Ltd., whose address is ___________________________________.

Dated:
(Signature)
(Address)

EXHIBIT B

NOTICE OF CONVERSION
(To be signed only upon conversion of the Convertible Promissory Note)

To: First Financial Corporation

  The undersigned hereby (a) elects to convert $____________________ (______%) of the principal amount of the attached Convertible Promissory Note (the "Note") into ____________ shares (the "Shares") of common capital stock, no par value per share, of First Financial Corporation (the "Company") pursuant to the terms of that certain Note Purchase Agreement pursuant to which the Note was issued by the Company and (b) tenders the Note duly endorsed or assigned to the Company or in blank.

  The Shares to be received by the undersigned upon conversion of the Note are being acquired for the undersigned's own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws.

  The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

  The undersigned understands the certificates evidencing the Shares may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

  Please issue a certificate or certificates representing said Shares in the name of the undersigned.

            [Printed Name of Holder]

  Please issue a new Convertible Promissory Note for the unexercised portion of the attached Note in the name of the undersigned.

            [Printed Name of Holder]

   This Notice of Exercise is dated this _____ day of ______________, 20__.

                                                                              [Signature of Holder]